As filed with the Securities and Exchange Commission on June 6, 2000.
                                                 Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                          Registration Statement Under
                           the Securities Act of 1933

                    BURNS INTERNATIONAL SERVICES CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

            DELAWARE                                        13-3408028
  (State or Other Jurisdiction of                        (I.R.S. Employer
  Incorporation or Organization)                        Identification No.)

                            200 SOUTH MICHIGAN AVENUE
                             CHICAGO, ILLINOIS 60604
                    (Address of Principal Executive Offices)

                    Non-Affiliate Director Stock Option Plan
                            1999 Stock Incentive Plan
                          Employee Stock Purchase Plan
                  Directors and Executive Officers Stock Plans
                            (Full Title of the Plans)

                               ROBERT E. T. LACKEY
             VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY
                    BURNS INTERNATIONAL SERVICES CORPORATION
                            200 SOUTH MICHIGAN AVENUE
                             CHICAGO, ILLINOIS 60604
                     (Name and Address of Agent For Service)

                                 (312) 322-8500
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

                                                            Proposed        Proposed
                   Title of                                  Maximum         Maximum
                   Securities             Amount            Offering        Aggregate        Amount of
                   to be                   to be              Price         Offering       Registration
                   Registered           Registered(1)      Per Share(2)      Price(2)           Fee

Common Stock (par value              1,486,000 Shares          $12         $17,832,000        $4,708
$.01 per share), including
Series A Participating Cumulative
Preferred Stock Purchase Rights(3)

1  An   undetermined   number  of  additional   shares  may  be  issued  if  the
   anti-dilution adjustment provisions of the plans become operative.

2 Estimated solely for the purpose of calculating the registration fee in accordance with rule 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on June 1, 2000.

3 Prior  to the  occurrence  of  certain  events,  the  Series  A  Participating
  Cumulative Preferred Stock Purchase Rights will not be evidenced separately from the Common Stock. Also includes an indeterminate number of interests related to the Common Stock to be issued under the Plan, all of which are generally nontransferable, including stock options and stock equivalents.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

                  The following documents are incorporated by reference into this registration statement:

                  (a)  The  Annual  Report  of  Burns   International   Services
         Corporation (the "Company") on Form 10-K for the year ended December 31, 1999, which has heretofore been filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act").

                  (b) The Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 2000, which has heretofore been filed by the Company with the Commission pursuant to the 1934 Act.

                  (c) The description of the Company's Common Stock is contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the 1934 Act.

                  (d) The description of the Company's Series A Participating Cumulative Preferred Stock Purchase Rights is contained in the Company's Registration Statement on Form 8-A filed with the Commission on November 5, 1999.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

                  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.
         -------------------------

                  The securities to be offered are registered under Section 12(g) of the 1934 Act.

Item 5.  Interest of Named Experts and Counsel.
         -------------------------------------

                  Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

                  Section 145 of the Delaware General Corporation Law and the By-laws of the Company provide for indemnification of directors and officers for expenses (including reasonable amounts paid in settlement) incurred in defending actions brought against them.

                  The Company's Amended and Restated Certificate of Incorporation contains a provision that eliminates, to the fullest extent permitted by Delaware law, the personal liability of each director of the Company to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. This provision does not affect the director's liability for monetary damages for breaches of the duty of loyalty, actions or omissions not in good faith, knowing violation of law or intentional misconduct, willful or negligent conduct in approving an unlawful dividend, stock repurchase or redemption or obtaining improper personal benefits, nor does this provision eliminate the ability to bring suit to rescind a transaction or to enjoin a proposed transaction from occurring. In addition, this provision applies only to claims against a director arising out of his role as a director and not, if he is also an officer, his role as an officer or in any other capacity, nor to his responsibilities under any other law, such as the federal securities laws.

                  The Amended and Restated By-laws of the Company provide that directors and officers shall be indemnified and held harmless by the Company to the fullest extent permitted by the laws of Delaware as the same now or hereafter exist.

                  The  Company  maintains   directors  and  officers   liability
insurance covering all directors and officers of the Company against claims arising out of the performance of their duties.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

                  Not applicable.

Item 8.  Exhibits.
         --------

                  Reference is made to the Exhibit Index.

Item 9.  Undertakings.
         ------------

                  The registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for the purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and where applicable each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 6th day of June, 2000.

                                            BURNS INTERNATIONAL SERVICES
                                            CORPORATION


                                            By: /s/ John A. Edwardson
                                                --------------------------
                                                 John A. Edwardson
                                                 Chairman of the Board, Chief
                                                 Executive Officer and President


                                POWER OF ATTORNEY

                  We, the undersigned officers and directors of Burns International Services Corporation, hereby severally constitute John A. Edwardson and Robert E. T. Lackey, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and generally to do all such things in our name and behalf in the capacities indicated below to enable Burns
International Services Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

                  Pursuant to the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 6th day of June, 2000.

         Signature                                         Title

/s/ John A. Edwardson                        Chairman of the Board, Chief
------------------------------------------   Executive Officer and President and
         John A. Edwardson                   Director (Principal Executive
                                             Officer)


/s/ Brian S. Cooper                          Treasurer
------------------------------------------   (Principal Financial and Accounting
         Brian S. Cooper                     Officer)


/s/ James J. Burke, Jr.                      Director
------------------------------------------
         James J. Burke, Jr.


/s/ Albert J. Fitzgibbons, III               Director
------------------------------------------
         Albert J. Fitzgibbons, III


/s/ Arthur F. Golden                         Director
------------------------------------------
         Arthur F. Golden


/s/ Dale W. Lang                             Director
------------------------------------------
         Dale W. Lang

/s/ Terry L. Lengfelder                      Director
------------------------------------------
         Terry L. Lengfelder


/s/ Robert A. McCabe                         Director
------------------------------------------
         Robert A. McCabe


/s/ Andrew Mcnally IV                        Director
------------------------------------------
         Andrew McNally IV


/s/ Alexis P. Michas                         Director
------------------------------------------
         Alexis P. Michas


/s/ S. Jay Stewart                           Director
------------------------------------------
         S. Jay Stewart

                                  EXHIBIT INDEX

Exhibit Number                         Description
--------------                         -----------

      5                  Opinion (including consent) of McDermott, Will & Emery

     23.1                Consent of Deloitte & Touche LLP